[AIRNET LOGO]                                              FOR IMMEDIATE RELEASE


                                  EXHIBIT 99.1

AIRNET COMMUNICATIONS ANNOUNCES FIRST QUARTER RESULTS
              REVENUE JUMPS 57% SEQUENTIALLY WITH IMPROVED MARGINS

Melbourne, FL, April 23, 2002 - AirNet Communications Corporation (NASDAQ: ANCC) today announced financial results for the first quarter ended March 31, 2002.

The Company reported net revenue of $6.5 million in the first quarter, compared to $4.1 million in the fourth quarter of 2001 and $6.4 million in the first quarter of 2001. Gross profit for the quarter was $1.9 million compared to $0.3 million in the first quarter of 2001. The Company reported an operating loss for the first quarter of $4.3 million, compared to a loss of $7.4 million in the fourth quarter of 2001 and a loss of $14.7 million in the first quarter of 2001. The net loss for the first quarter was $5.2 million, or $0.22 per basic and diluted share, compared to a net loss of $7.2 million or $0.30 per basic and diluted share in the fourth quarter of 2001 and $14.3 million or $0.60 per basic and diluted share in the first quarter of 2001.

Per share amounts for the 2001 and 2002 results were based on 23.8 million weighted average shares and exclude shares issuable upon the conversion of the Series B convertible preferred stock and other convertible securities, since their effect is anti-dilutive.

Sequential quarterly improvement in revenue reflects sales to domestic customers, an African customer and TECORE Wireless Systems. The change in gross profit margin over the prior year's quarter is attributable to reduced manufacturing labor and support costs and a significant reduction in warranty expenses. The outlook for the second quarter of this year is improved over the second quarter of 2001 due to recently announced purchase orders. Recent adoption of GSM, GPRS and EDGE high speed data technology by large operators in North America and many of their affiliates could be of long term benefit to the Company.

"This was a strong first quarter for AirNet," said Glenn Ehley, president and chief executive officer of AirNet. "Our restructuring efforts have paid off tremendously. Our focus will shift toward our goals of increasing sales volume and further reducing the costs in our product. While it still remains a challenging economic environment for wireless suppliers, our "lean and mean" company is poised for growth and providing all GSM operators with solutions to their coverage, capacity and high-speed data applications."

MAJOR EVENTS IN THE FIRST QUARTER INCLUDE:

- Increased revenue in the first quarter of 2002 to $6.5 million, which was more than the third and fourth quarters of 2001 combined; and marked the third consecutive quarter of revenue growth.

-    Announced $13 million in new purchase orders.

- Significantly improved cash flow from ($20.7) million in the first quarter of 2001 to $3.3 million in the first quarter of 2002. This is a $24 million improvement in quarterly cash outflow.

-    Increased gross margins from 4.8% to 29.9%.

- Positioned the Company for a strong second quarter in 2002, which will be addressed during the Company's conference call.

CONFERENCE CALL

The Company will hold a conference call today, April 23, 2002 at 5:30 p.m. (ET) to discuss the first quarter results and other recent developments. The dial-in number for the conference call is (719) 457-2698. A replay of the conference call will be available beginning today at 8 p.m. (ET) until 12:00 a.m. (ET) on Tuesday, April 30, 2002. The replay number for the conference call is (719) 457-0820, and the pass code is 582166.

ABOUT AIRNET

         AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 70 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

FOR MORE INFORMATION:

AirNet Contact:
Stuart Dawley
Investor Relations Officer
+1 321-953-6780
sdawley@airnetcom.com

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our historical and future losses, our limited operating history, the downturn in demand for wireless infrastructure and fluctuations in our quarterly revenues and operating results. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.


                              FINANCIAL STATEMENTS
      (ALL NUMBERS IN $000'S EXCEPT PER SHARE DATA AND SHARES OUTSTANDING)
               (ALL FINANCIAL INFORMATION INCLUDED IS UNAUDITED.)


STATEMENT OF OPERATIONS (PROFIT & LOSS STATEMENT)     For the three months ended March 31,
                                                      ------------------------------------
                                                            2002               2001
                                                        ------------       ------------
NET REVENUES                                            $      6,510       $      6,394
COST OF REVENUES                                               4,564              6,088
                                                        ------------       ------------
    Gross profit                                               1,946                306

OPERATING EXPENSES:
 Research and development                                      3,390              8,612
  Sales and marketing                                          1,509              4,163
 General and administrative                                    1,262              2,131
  tock-based compensation                                         63                 95
                                                        ------------       ------------
        Total costs and expenses                               6,224             15,001
                                                        ------------       ------------
LOSS FROM OPERATIONS                                          (4,278)           (14,695)
OTHER INCOME (EXPENSE)                                           128                360
                                                        ------------       ------------
NET LOSS                                                      (4,150)           (14,335)

ACCRETION OF DISCOUNT - REDEEMABLE PREFERRED STOCK              (456)                --

PREFERRED DIVIDENDS                                             (600)                --
                                                        ------------       ------------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS            $     (5,206)      $    (14,335)
                                                        ============       ============
NET LOSS PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS- BASIC                              $      (0.22)      $      (0.60)
                                                        ============       ============
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC               23,791,429         23,770,975
                                                        ============       ============

================================================================================

SUMMARY CASH FLOW STATEMENT                    For the three  months ended March 31,
                                               -------------------------------------
                                                       2002          2001
                                                     -------       --------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      $ 3,490       $(17,263)
CASH PROVIDED (USED) BY INVESTING ACTIVITIES             (15)        (1,838)
CASH PROVIDED (USED) BY FINANCING ACTIVITIES            (140)        (1,612)
                                                     -------       --------
NET CHANGE IN CASH                                   $ 3,335       $(20,713)
                                                     =======       ========

================================================================================

================================================================================

BALANCE SHEET                                                                            As of
                                                                                      December 31,
                                                                As of March 31, 2002     2001
                                                                --------------------  ------------
ASSETS
 Cash and cash equivalents                                             $ 8,037          $ 4,702
 Accounts receivable - net                                               5,484            5,796
 Inventories                                                            18,921           21,871
 Notes receivable                                                           --              775
 Other current assets                                                    1,498            1,880
                                                                       -------          -------
 TOTAL CURRENT ASSETS                                                   33,940           35,024

 PROPERTY AND EQUIPMENT, NET                                            10,245           11,498
 OTHER LONG-TERM ASSETS                                                  2,769            3,353
                                                                       -------          -------
 TOTAL ASSETS                                                          $46,954          $49,875
                                                                       =======          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable                                                      $ 4,417          $ 5,224
 Accrued expenses                                                        2,761            2,817
 Current portion of capital lease obligations                              226              367
 Customer deposits                                                       4,288              548
 Deferred revenues                                                       1,186            2,637
                                                                       -------          -------
 TOTAL CURRENT LIABILITIES                                              12,878           11,593

 TOTAL LONG-TERM LIABILITIES                                             4,050            3,570
 Redeemable convertible preferred stock (liquidation value of
 $60,000,000 plus accrued dividends)                                    16,799           16,344
 TOTAL STOCKHOLDERS' EQUITY                                             13,227           18,368
                                                                       -------          -------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                              $46,954          $49,875
                                                                       =======          =======